Exhibit 12.1


                            SCOVILL FASTENERS, INC.
                            SCOVILL HOLDINGS, INC.
     STATEMENT REGARDING COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                         (IN THOUSANDS, EXCEPT RATIO)

                                                                                                                        -----------
                                             Period from    Period from                     Nine            Nine
                               Year Ended     1/1/95 to      10/17/95      Year Ended   Months Ended    Months Ended    Year Ended
                               31-Dec-94      10/17/95       12/31/95       31-Dec-96    30-Sep-96        30-Sep-97     31-Dec-96
                               ----------------------------------------------------------------------------------------------------
Earnings:
  Pretax Income (loss)             2,975          1,164           274          1,021          (196)          3,512         (7,989)
  Fixed charges                    5,339          3,694           953          6,532         5,070           4,338         15,149
                               ----------------------------------------------------------------------------------------------------
                                   8,314          4,858         1,227          7,553         4,874           7,850          7,160

Fixed Charges:
  Interest expense                 5,092          3,472           892          5,953         4,848           2,698         14,570
  Interest factor related
   to rentals                        247            222            61            579           222           1,640            579
                               ----------------------------------------------------------------------------------------------------
                                   5,339          3,694           953          6,532         5,070           4,338         15,149

Ratio of earnings to
fixed charges                       1.56           1.32          1.29           1.16          0.96            1.81           0.47
                               ====================================================================================================

                               ---Pro Forma---     ------------
                                    Nine              Twelve
                                Months Ended       Months Ended
                                  30-Sep-97          30-Sep-97
                               --------------------------------
Earnings:
  Pretax Income (loss)              (3,963)            (5,276)
  Fixed charges                     12,569             16,567
                               --------------------------------
                                     8,606             11,291

Fixed Charges:
  Interest expense                  10,929             14,570
  Interest factor related
   to rentals                        1,640              1,997
                               --------------------------------
                                    12,569             16,567

Ratio of earnings to
fixed charges                         0.68               0.68
                               ================================

                            SCOVILL FASTENERS, INC.
                            SCOVILL HOLDINGS, INC.
STATEMENT REGARDING COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                         (IN THOUSANDS, EXCEPT RATIO)


                                        ---Pro Forma---     ---Pro Forma---
                                                                  Nine
                                           Year Ended          Months Ended
                                           31-Dec-96           30-Sep-97
                                        -----------------------------------
Earnings:
  Pretax income (loss) available to
   common shareholders                      (9,447)              (5,056)
  Combined fixed charges                    17,524               14,350
                                        -----------------------------------
                                             8,077                9,294

Combined fixed charges:
  Interest expense                          14,570               10,929
  Accretion on preferred stock                  83                   62
  Preferred stock dividends                  2,292                1,719
  Interest factor related
   to rentals                                  579                1,640
                                        -----------------------------------
                                            17,524               14,350

Ratio of earnings to
combined fixed charges                        0.46                 0.65
                                        ===================================